Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM S-8
                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933


                             ALLEGRO NEW MEDIA, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                                     22-3270045
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

          3 Oak Road, Fairfield, NJ                           07004
  (Address of principal executive offices)                  (Zip Code)

             SOFTWARE PUBLISHING CORPORATION 1987 STOCK OPTION PLAN SOFTWARE PUBLISHING CORPORATION 1989 STOCK OPTION PLAN SOFTWARE PUBLISHING CORPORATION 1991 STOCK OPTION PLAN
                            (Full title of the plan)

                          Barry A. Cinnamon, President
                             Allegro New Media, Inc.
                                   3 Oak Road
                           Fairfield, New Jersey 07004
                     (Name and address of agent for service)
                                 (201) 808-1992
          (Telephone number, including area code, of agent for service)

                                    copy to:
                              Neil M. Kaufman, Esq.
                           Moritt Hoch & Hamroff, LLP
                              400 Garden City Plaza
                           Garden City, New York 11530
                                 (516) 873-2000


                         CALCULATION OF REGISTRATION FEE

                                             Proposed maximum     Proposed maximum
Title of securities     Amount to be        offering price per   aggregate offering     Amount of
 to be registered        registered             security(1)         price(1)         registration fee
-----------------------------------------------------------------------------------------------------
Common Stock            1,038,693 shs.(2)   $4.3125              $4,479,364          $1,545
par value $.001
 per share
-----------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of Allegro New Media, Inc.'s Common Stock reported on NASDAQ on January 8, 1997.
(2) The Registration Statement also covers an indeterminate number of additional shares of Common Stock which may become issuable pursuant to anti-dilution and adjustment provisions of the Plans.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The Registrant hereby incorporates by reference into this Registration Statement the documents listed in (a) through (c) below:

          (a) The Registrant's Form 10-KSB and Form 10-KSB/A for the fiscal year ended December 31, 1995;

          (b) The Registrant's Forms 10-QSB for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, Form 8-K dated July 31, 1996, Form 8-K/A dated October 15, 1996 and Form 8-K dated December 27, 1996;

          (c) The description of the class of securities to be offered which is contained in the Registrant's registration statement on Form 8-A/A filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Under the provisions of the Certificate of Incorporation and By-Laws of Registrant, each person who is or was a director or officer of Registrant shall be indemnified by Registrant as of right to the full extent permitted or authorized by the General Corporation Law of Delaware.

     Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of Registrant, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

     If unsuccessful in defense of a third-party civil suit or a criminal suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Registrant, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of Registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Registrant except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of his duty to Registrant, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to be indemnified for such expenses.

     The officers and directors of the Company are covered by officers' and directors' liability insurance. The policy coverage is $3,000,000, which includes reimbursement for costs and fees. There is a maximum aggregate deductible for each loss under the policy of $200,000. The Company has entered into Indemnification Agreements with each of its officers and directors. The Agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on behalf of an Indemnitee.

Item 7.   Exemption from registration claimed.

          Not applicable.

Item 8.   Exhibits.

          4.1 Software Publishing Corporation 1987 Stock Option Plan, as amended

          4.2 Software Publishing Corporation 1989 Stock Option Plan, as amended

          4.3 Software Publishing Corporation 1991 Stock Option Plan, as amended

          5     Opinion and consent of Blau, Kramer, Wactlar & Lieberman, P.C.

          10    Instrument of Assumption

          23.1 Consent of Blau, Kramer, Wactlar & Lieberman, P.C. - included in their opinion filed as Exhibit 5

          23.2  Consent of Ernst & Young LLP

          24    Powers of Attorney

 Item 9.  Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfield, N.J. on the 26th day of December, 1996.

                                      ALLEGRO NEW MEDIA, INC.

                                      By:    /s/ Barry A.  Cinnamon
                                             Barry A.  Cinnamon
                                             Chairman of the Board, President
                                             and Chief Executive Officer

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on December 26, 1996 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Barry A. Cinnamon, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and on our behalf in our capacities indicated below which they or either of them may deem necessary or advisable to enable Allegro New Media, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

          Signature                     Title

/s/ Barry A.  Cinnamon                 Chairman of the Board, President, Chief
    Barry A. Cinnamon                  Executive Officer
                                       (Principal Executive Officer)

/s/ Mark E.  Leininger                 Vice President, Chief Operating Officer
    Mark E.  Leininger                 and Treasurer
                                      (Principal Financial Officer)

/s/ Marc E.  Jaffe                     Director
    Marc E.  Jaffe

/s/ Eng Chye Low                       Director
    Eng Chye Low

/s/ George L.  Lauro                   Director
    George L.  Lauro

/s/ Neil R.  Austrian, Jr.             Director
    Neil R.  Austrian, Jr.

/s/ Neil M. Kaufman                    Director
    Neil M. Kaufman

/s/ Lori Kramer Cinnamon               Director
    Lori Kramer Cinnamon

________________________               Director
    Norman Alexander

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                             Allegro New Media, Inc.





                         Form S-8 Registration Statement




                             E X H I B I T  I N D E X




Exhibit
Number      Exhibit Description

4.1 Software Publishing Corporation 1987 Stock Option Plan, as amended

4.2 Software Publishing Corporation 1989 Stock Option Plan, as amended

4.3 Software Publishing Corporation 1991 Stock Option Plan, as amended

5           Opinion and Consent of Counsel

10          Instrument of Assumption

23.1        Consent of Counsel                              See Exhibit 5

23.2        Consent of Ernst & Young LLP

24          Powers of Attorney                              See signature page